                        Lancit Media Entertainment, Ltd.
                 Exhibit 11 - Computation of Earnings Per Share

                                                         Three months ended              Six months ended
                                                            December 31,                   December 31,
                                                        1997            1996             1997          1996
                                                     ----------      ----------      ----------      ---------
Basic
   Weighted average shares outstanding                6,634,750       6,626,750       6,634,750       6,443,952
   Net effect of dilutive stock options - based
       on the treasury stock method using
       average market price ....................           --              --              --              --
                                                    ------------    ------------    ------------    ------------

   Total .......................................      6,634,750       6,626,750       6,634,750       6,443,952
                                                    ============    ============    ============    ============

   Net Loss ....................................   $ (1,304,572)      $(885,765)   $ (2,635,753)    $(1,467,914)
                                                    ============    ============    ============    ============

   Per share amount ............................   $      (0.20)   $      (0.13)   $      (0.40)   $      (0.23)
                                                    ============    ============    ============    ============


Diluted
   Weighted average shares outstanding 6,634,750                      6,626,750       6,634,750       6,443,952
   Net effect of dilutive stock options - based
       on the treasury stock method using
       average market price ....................           --              --              --              --
                                                    ------------    ------------    ------------    ------------

   Total .......................................      6,634,750       6,626,750       6,634,750       6,443,952
                                                    ============    ============    ============    ============

   Net Loss ....................................   $ (1,304,572)      $(885,765)   $ (2,635,753)    $(1,467,914)
                                                    ============    ============    ============    ============

   Per share amount ............................   $      (0.20)   $      (0.13)   $      (0.40)   $      (0.23)
                                                    ============    ============    ============    ============